CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Pre-Effective Amendment No. 1 of our report dated May 8, 1998 and to all references to our Firm included in or made a part of this Pre-Effective Amendment.

                                                    /s/ Arthur Andersen LLP

                                                    ARTHUR ANDERSEN LLP

Cincinnati, Ohio

May 8, 1998